WRITER EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 28th day of January, 1999 between Warren Murphy ("Writer") and Big Dog Entertainment/Prelude Development, Inc. ("Producer").

     1. ENGAGEMENT: Producer hereby employs Writer to render such services as Producer may reasonably require in connection with the preparation of a First Draft Screenplay and a Set of Revisions for the proposed theatrical motion picture project presently entitled "Swashbuckler" ("Picture"). The First Draft Screenplay and the Set of Revisions are all hereinafter sometimes referred to as the "material".

The term of Writer's employment hereunder shall consist of the periods during which Writer shall render writing services (individually herein referred to as "Writing Period") and periods during which Producer shall read and evaluate the material, consult with Writer at such times and places Producer may reasonably designate (with the understanding that Writer does not want to travel by air, unless necessary), and notify Writer in writing or orally to make changes, revisions, deletions and/or additions in and to the material theretofore completed and delivered (individually herein referred to as "Reading Period"), which changes, revisions, deletions and/or additions shall be made by Writer in the next succeeding Writing Period.

     2. SERVICES:

     (a) First Draft Screenplay: Writer's services on the First Draft Screenplay shall commence on January 28, 1999. Writer shall complete and deliver to Producer the full and complete First Draft Screenplay within the first Writing Period which shall expire ten (10) weeks following commencement of services on the First Draft Screenplay. Thereafter, Producer shall have a Reading Period not to exceed four (4) weeks.

     (b) Set of Revisions: Writers's services on the Set of Revisions shall commence upon conclusion of the preceding Reading Period. Writer shall complete and deliver to Producer the full and complete First Set of Revisions within the second Writing Period which shall expire six (6) weeks following commencement of services on the Set of Revisions.

     3. PAYMENT SCHEDULE: In full consideration for the services rendered pursuant hereto and for the rights herein granted to Producer for all material written or submitted by Writer during the term hereof and upon condition that Writer shall fully and faithfully perform all material services required hereunder, Producer shall pay Writer the sum of One Hundred and Fifty Thousand Dollars ($ 150,000) payable as follows:

     (a) Fifteen Thousand Dollars ($15,000.00) upon signing of this agreement;

     (b) Fifteen Thousand Dollars ($15,000.00) payable thirty (30) days after signing of this agreement.

     (c) Fifteen Thousand Dollars ($15,000.00) upon delivery of First Draft Screenplay or Sixty (60) days later, which ever comes first; and

     (d) WGA payments for Writer's insurance and such will be paid by Producers automatically and per the payment schedule, but no later than March 31, 1999.

     (e) One hundred and Five Thousand Dollars ($105,000.00) upon start of production and signing of production agreement with third party studio or production entity.

If Producer does not require Writer to commence writing the Set of Revisions within the Reading Period as set forth in Paragraph 2(b) above, subject to Writer's availability, Producer shall have the right to require Writer to render such services at a later date to be designated by Producer; provided, however, that in the event of such postponement, payment for Writer's services shall be made by Producer as though the applicable services had been requested and performed in accordance with the Writing and Reading Periods hereof.

     (e) Writer shall also be entitled to:
     (1) Sole Credit: Writer shall receive sole "Written By" or "Screenplay By" credit on said picture.
     (2) Producer shall pay Writer as bonus compensation the total of an amount equal to five percent (5%) of one hundred percent (100%) of the "gross" profits, if any, derived from the exploitation of the Picture.

     (d) Gross Profits: As used herein, "gross profits" shall be defined, computed, accounted for and paid as follows:

          (i) If the Picture is totally financed (including releasing costs) and distributed by a single worldwide distributor pursuant to an agreement which provides for a definition of gross profits to Producer, Writer's gross profits shall be defined, computed, accounted for and paid in the same manner that Producer's gross profits, if any, are defined, computed, accounted for and paid; or

          (ii) If the Picture is not totally financed (including releasing costs) and distributed by a single worldwide distributor pursuant to an agreement which provides for a definition of gross profits to Producer, Writer's gross profits shall be defined, computed, accounted for and paid in accordance with Exhibit "NP" attached hereto and incorporated herein by this reference.

          (iii) Writer's participation in the gross profits, if any, derived from the exploitation of the Picture in accordance with subparagraph (i) or
     (ii) above shall in no event be subject to cross collateralization with any other motion picture(s) or any over-budget penalties.

     5. ADDITIONAL PAYMENTS AND ROYALTIES: If Writer shall be entitled to sole separated rights with respect to the Picture pursuant to final WGA determination, and if Producer produces any theatrical sequel or theatrical remake of the Picture or produces a television pilot/series or television motion picture or mini-series based upon the Picture, and if Writer is not engaged to render any writing services in connection with such applicable productions, then Writer shall be entitled to the following compensation, which payment(s) shall be deemed to be in lieu of and credited against any minimum compensation to which Writer is entitled under the WGA Agreement for such use:

     (a) Theatrical Sequel: With respect to each theatrical sequel, an amount equal to fifty percent (50%) of the total, aggregate cash compensation paid Writer pursuant to paragraphs 3 and 4 above, payable upon commencement of principal photography, and a sum equal to fifty percent (50%) of the percentage of gross profits paid Writer pursuant to paragraph 4 above, as such percentage of gross profits relates to the gross profits of any such sequel.

     (b) Theatrical Remake: With respect to each such theatrical remake, an amount equal to thirty-three and one-third percent (33-1/3%) of the total, aggregate cash compensation paid Writer pursuant to paragraphs 3 and 4 above, payable upon commencement of principal photography, and an amount equal to thirty-three and one-third percent (33-1/3%) of the percentage of gross profits paid Writer pursuant to paragraph 4 above, as such percentage of gross profits relates to the gross profits of any such remake.

          (c) Television Pilot/Series: With respect to each new episode of any such television series produced for prime time exhibition on a United States television network (including any pilot program), the following applicable amount, payable not later than thirty (30) days following telecast of each such individual new episode:

     (i) $TBN for each episode of thirty (30) minutes or less in length;

     (ii) $TBN for each such episode longer than thirty (30) minutes in length but not longer than sixty (60) minutes in length; or

     (iii) $TBN for each episode longer than sixty (60) minutes in length.

     (iv) The foregoing compensation shall be payment in full for the first run of each original episode. If any such episode is rerun in the United States, then Producer shall pay an additional amount equal to twenty percent (20%) of the applicable first-run royalty described hereinabove for each of the first five such reruns, which shall be payment in full for all subsequent reruns.

     (d) Television Motion Picture/Mini-Series: In the event that in addition and subsequent to the Picture, Producer produces a television motion picture and/or mini-series for exhibition on television based upon the Picture (other than a pilot or episode of a series), with respect to such motion picture and/or mini-series, a one-time payment of TBN Dollars ($TBN) for the first four (4) hours of broadcast running time and TBN Dollars ($TBN) for each additional broadcast hour thereafter of such motion picture and/or mini series, with an aggregate ceiling of TBN Dollars ($TBN) for each television motion picture or mini senes, payable upon commencement of principal photography of such television motion picture and/or mini-series.

     (e) Shared Separated Rights: Notwithstanding anything to the contrary contained herein, if Writer shall be entitled to shared separation of rights pursuant to final WGA determination, Writer shall be entitled to receive fifty percent (50%) of the applicable royalties set forth in subparagraphs (a), (b),
(c) and/or (d) above.

     6. FUTURE SERVICES: If Writer shall be entitled to sole separated rights with respect to the Picture pursuant to final WGA determination, and if Writer is not in default hereunder, then:

     (a) As to each theatrical sequel to the Picture proposed by Producer to commence photography at any time prior to the expiration of five (5) years from the initial general release date of the Picture, if Writer is actively or actually functioning as a writer of theatrical motion pictures at such time (i.e., Writer has written a theatrical motion picture within the preceding two
(2) year period), then, Producer shall offer to negotiate in good faith with Writer for Writer's services as the writer of such sequel. Writer shall have a period of five (5) days from Producer's offer to notify Producer that Writer wishes to negotiate to provide writing services for such sequel. If Producer is not so notified, or if Producer is so notified, but if, within ten (10) days after receipt by Producer of said notice, Producer and Writer do not reach a mutually satisfactory agreement for Writer to provide the writing services for such sequel, then Producer shall be free to proceed with such production without any further obligation to Writer hereunder.

     (b) As to each television sequel based on the Picture proposed by Producer to commence principal photography at any time prior to the expiration of five
(5) years from the initial general release of the Picture, if Writer is actively or actually functioning as a writer of television motion pictures at such time (i.e., Writer has written a television motion picture within the preceding two
(2) year period), then, subject to applicable network or other third party broadcaster approval, Producer shall offer to negotiate in good faith with Writer for Writer's services as the writer of such sequel. Writer shall have a period of five (5) days from Producer's offer to notify Producer that Writer wishes to negotiate to provide writing services for such television sequel. If Producer is not so notified, or if Producer is so notified, but if, within ten
(10) days after receipt by Producer of said notice, Producer and Writer do not reach a mutually satisfactory agreement for Writer to provide writing services for such television sequel, then Producer shall be free to proceed with such production without any further obligation to Writer hereunder.

     7. PAYMENT OF COMPENSATION: Any and all compensation payable to Writer hereunder shall be sent to Writer in care of _____________________________, Attention:__________________, whose receipt of such compensation shall be deemed to be receipt thereof by Writer and satisfaction of Producer's obligation with respect thereto. Copies of all checks payable to Writer hereunder shall be sent to ______________________________________, Attention:__________________.

     8. EMPLOYMENT ELIGIBILITY: All of Producer's obligations in this agreement are expressly conditioned upon Writer's completion, to Producer's satisfaction, of the I-9 Form (Employee Eligibility Verification Form), and upon Writer's submission to Producer of original documents satisfactory to Producer to demonstrate Writer's employment eligibility.

     9. OTHER PROVISIONS: The other terms and provisions of this Agreement are as set forth on the attached Schedule "A", Exhibit "1" and Exhibit "NP", the terms and provisions of which are incorporated by this reference as if fully set forth herein. Wherever the words "this agreement", "hereof", "hereunder", "hereby" or similar words are used, said words shall be deemed to refer to this Agreement, Schedule "A", Exhibit "1", Exhibit "NP" and all additional exhibits and schedules attached hereto and all amendments hereof. Captions are inserted in this Agreement for convenience only and shall not be deemed a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BIG DOG ENTERTAINMENT/PRELUDE DEVELOPMENT, Inc.
("Producer")

By: /s/ Marlowe R. Walker               Its: /s/ Marlowe R. Walker
    BIG DOG INC.

ACCEPTED AND AGREED:

/s/ Warren Murphy

WARREN MURPHY
Fed. I.D./Social Security #: ###-##-####
TD MEDIA ID# 13-3615061

                                  SCHEDULE "A"

A. The material to be delivered to Producer hereunder shall be suitable for reproduction as a motion picture photoplay of feature length, with the photographing of such sound, including spoken words, dialogue, songs and music, as may be synchronously recorded by any electrical or mechanical means that may be employed therefor. Writer's services shall be rendered for and as directed by Producer at such places and on such locations as Producer may from time to time designate.

B. Writer hereby accepts said employment and agrees to devote Writer's entire time and attention and best talents and abilities exclusively to the service of Producer during the term hereof. Writer further agrees not to render any services during the term hereof except pursuant hereto.

C. The material, as delivered to Producer, shall be full and complete in substance and in form and shall conform to the requirements of this agreement. Concurrently with each delivery of material, Writer agrees to execute and deliver to Producer a certificate in the form hereinafter provided. No submission or purported delivery to Producer of any material shall be deemed an actual delivery hereunder unless and until said material shall fully comply with the foregoing provisions. Should Writer fail for any reason whatsoever to complete and deliver any material within the time and in the manner herein specified, Producer may, at its election, either:

     1. Terminate and cancel this agreement in its entirety, in which event Producer shall be released and discharged of and from all further obligations to Writer hereunder or otherwise, including, but not limited to, the obligation to make any further payments to Writer, and Writer (or in the event of his death, then Writer's heirs, executors, administrators or personal representatives) shall thereupon be obligated to repay and shall repay to Producer the gross amount of all sums which have previously been paid to Writer under the provisions of this agreement; or

     2. Specify a new date on or before which Writer shall complete and deliver such material to Producer.

Should Writer fail for any reason whatsoever to complete and deliver such material on or before any such new date, Producer shall again have the same election as hereinabove provided and may repeat such election either until Producer shall have elected to terminate this agreement as aforesaid or until Writer shall have completed and delivered such material to Producer. Time is of the essence in the performance of this agreement by Writer. If Producer does not exercise its right to require Writer to commence writing the SCREENPLAY within the applicable reading period set forth in Paragraph 2A of the Agreement to which this Schedule is attached, Producer may nonetheless require Writer to render such services at a later date to be designated by Producer; provided, however, that such services shall be subject to Writer's prior contractual commitments to render services as a writer in the theatrical and television motion picture industry, although Writer will use best efforts to make himself available, and that the applicable delivery period for the SCREENPLAY shall be extended for such period of time as may be required by reason of such prior contractual commitments.

D. To the extent that any payments hereunder exceed the minimum payments required by the WGA Agreement such excess shall, to the maximum extent permitted by the WGA Agreement, be applied as an advance against and deducted from any additional payment which may become due under the WGA Agreement, and to the extent Producer may be obligated to pay any additional sum under the WGA Agreement and is thereafter obligated to pay additional sums to Writer hereunder such payments due under the WGA Agreement shall be an advance against and deducted from any sums thereafter due hereunder. E. All payments to be made to Writer hereunder are subject to the full and faithful performance and observance by Writer of Writer's services and other obligations hereunder. With respect to each payment to be made by Producer to Writer hereunder, it is expressly understood and agreed that should Producer for any reason whatsoever fail to make such payment as herein provided, then Producer shall not be deemed in default hereunder unless and until following such failure Writer shall have given Producer written notice demanding such payment and Producer shall have failed to make such payment within one (1) week after Producer's receipt of said notice. In any such event Producer's liability for any such default and Writer's rights and remedies therefor shall be limited to the recovery of money only, not exceeding the amount of such payment, and in no event shall any of the rights acquired or to be acquired by Producer hereunder be affected or impaired.

F. Failure of Producer actually to utilize the services of Writer, in whole or in part, shall not be deemed a breach of this agreement by Producer, and in any such event Writer shall not be entitled to any damages by reason thereof; provided, however, that if Writer shall fully and faithfully perform and observe all the terms and conditions of this agreement on the part of Writer to be performed and observed hereunder, such failures shall not relieve Producer of its obligation to pay Writer salary as herein provided, subject to any other provisions of this agreement relieving Producer of its obligation to pay salary hereunder. Without limiting the foregoing, it is understood that Producer shall have the unqualified right at all times to engage further writers to work on the material delivered hereunder.

G. Producer agrees to provide Writer with round-trip transportation, first-class, if available, and by air, if appropriate, whenever Writer is required to travel while rendering services pursuant hereto, and to furnish and pay for the reasonable lodging of Writer while Writer is required by Producer to perform services hereunder on any location sufficiently far away from Writer's residence so that overnight accommodations are reasonably necessary. In addition, Producer agrees to reimburse Writer for reasonable expenses incurred by Writer during the period Writer is required by Producer to perform services hereunder on any such location, subject to Writer providing Producer with appropriate vouchers for such expenses.

H. Writer agrees and warrants that, except as provided in the next sentence hereof, all literary material composed by Writer during the continuance of this agreement, either alone or in collaboration with others, shall be wholly original with Writer and shall not infringe upon or violate the right of privacy of or constitute a libel or slander against or violate any common law rights or any other rights of any person, firm or corporation. The same agreements and warranties are made by Writer with reference to any and all material, incidents, treatment, character and action which Writer may add to or interpolate in any material assigned to Writer by Producer for preparation, but are not made with respect to violations of infringements contained in the material so assigned to Writer by Producer unless such assigned material is written or conceived by Writer. Writer agrees that all material so composed, added or interpolated by Writer hereunder is work made for hire and shall automatically become the property of Producer which, for this purpose, shall be deemed the author thereof, Writer acting entirely as Producer's employee. Producer as author shall own the copyright therein forever with the right to make such changes therein and such uses thereof including but not limited to derivative works, as Producer may determine as author. Writer further agrees to execute and deliver to Producer in connection with all such material a certificate in substantially the form attached hereto as Exhibit "1" and by this reference made a part hereof.

Writer agrees to indemnify and hold harmless Producer and its licensees, successors and assigns from and against any and all damages, losses, judgments, costs and expenses (including reasonable attorneys' fees) sustained or incurred by Producer or its licensees, successors or assigns in connection with any breach or alleged breach of any warranty, undertaking, representation or agreement made or entered into hereunder by Writer. Producer agrees to similarly indemnify Writer with respect to material added by Producer to the material. In connection with the foregoing, Producer agrees to name Writer as an additional insured on Producer's Errors and Omissions insurance policy for only such time and to such extent as said insurance policy is carried by Producer; provided, however, that such coverage shall be obtained at no additional cost to Producer.

I. Writer hereby grants to Producer the right to use Writer's name in connection with the material and the motion picture photoplay hereunder and in advertising, exploiting and exhibiting the same. Producer shall have the exclusive right to issue publicity concerning Writer in connection with the Picture and Writer agrees not to engage any publicity representative nor issue or permit the issuance of any publicity whatsoever concerning Writer except by Producer as aforesaid in connection with the Picture. Nothing contained in this Paragraph I shall be construed to prevent the use of Writer's name in connection with any literary material written by Writer prior to the commencement of the term of this agreement.

J. Producer may terminate this agreement if Writer should at any time fail, be unable, neglect, refuse to perform the services herein specified at the times and in the manner herein provided, or if Writer should fail, be unable, neglect or refuse to perform or observe any of Writer's obligations hereunder at the times and in the manner herein provided, or if Writer should in any other manner breach this agreement; but in the event the failure of Writer to perform Writer's services hereunder shall be due to illness, injury or accident, Producer may terminate this agreement only if such illness, injury or accident shall continue for seven (7) consecutive days or for an aggregate of ten (10) days. The provisions of this Paragraph J are in addition to and not exclusive of or in limitation of any other rights and remedies of Producer under this agreement or at law or in equity.

K. All deliveries to be made to Producer by Writer hereunder shall be made in at least triplicate to Producer at Act III Productions, Inc., 1800 Century Park East, Suite 200, Los Angeles, California 90067, Attention: Story Department.

L. The determination of credits, if any, as Producer shall accord Writer hereunder in connection with the Picture shall be made pursuant to the current Writers Guild of America Theatrical and Television Basic Agreement ("WGA Agreement"). If Writer receives such credit as a result of unanimous agreement among the participating writers pursuant to the WGA Agreement, such credit shall not govern for the purpose of determining whether contingent or other compensation based on credit shall be payable, and for the purpose of such payment, Writer shall be deemed to have earned no such credit in connection with the Picture.

M. Nothing contained in this agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this agreement and any material statute, law ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

N. Writer hereby warrants that Writer is free to enter into this agreement and to render the services to be rendered pursuant hereto.

O. It is mutually understood and agreed that Writer's services are special, unique, unusual, extraordinary and of an intellectual character, giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that Producer in the event of any breach by Writer shall be entitled to equitable relief by way of injunction or otherwise.

P. Writer agrees that, in the event of any default by Producer, Writer's only remedy shall be an action at law for money damages, if any, actually suffered by Writer and in no event, shall Writer be entitled to rescind this agreement or to receive injunctive or other equitable relief.

Q. (a) Writer agrees that Writer is now (or if not then forthwith upon the execution hereof Writer will become) a member in good standing of Writers Guild of America West, Inc., and that during the entire term of this agreement during such period or periods as it may be lawful for Producer to require Writer so to do, Writer will remain, or will become and remain, a member in good standing of the properly designated labor organization(s) (as defined and determined under the applicable law) representing persons performing services of the type and character that are required to be performed by Writer hereunder.

     (b) If Writer should cease to be a member of such Guild or organization in good standing by reason of failure to pay any dues or assessments, and if Writer should fail to pay such dues or assessments and to cure such default within five
(5) days after written notice from such Guild or organization, Producer shall have the right, at its election, to deduct the amount thereof from any compensation then or thereafter payable to Writer hereunder and to pay such amount to such Guild or organization on behalf of Writer. Producer shall be entitled to rely upon any facts, figures and other information furnished by such Guild or organization with respect to any such failure or default on the part of Writer and shall not be liable to Writer for any payment or overpayment to such Guild or organization based upon such facts, figures or other information, nor shall Producer be under any obligation to take any steps whatever to reclaim or recover such payment or overpayment from such Guild or organization. Nothing herein contained, however, shall be construed to prevent Writer from taking any such steps on Writer's own behalf.

R. Any notice required or desired to be given to Producer or to Writer pursuant to this agreement shall be given in writing and shall be addressed to Producer at:

                    Big Dog Entertainment/Prelude Development, Inc.
                      304 Park Av. South, 11th Fl.
                      New York, New York 10010

and addressed to Writer in care of TD Media, Inc. 300 East 59 th, Ste.1706, N.Y., N.Y., 10024 Attention: Tony Seidl, Writer's agent, or to such other addresses as Writer or Producer may hereafter designate in writing, and shall be sufficiently given by personal delivery thereof to an officer of Producer or to Writer or to said agent for Writer, or by mailing the same in a first-class post-paid wrapper, or telegraphing the same, addressed to the other party as aforesaid, and the date of such personal delivery, mailing or telegraphing shall be the date of the giving of such notice.

S. This agreement, at the election of Producer, shall also inure to the benefit of Producer's heirs, executors, administrators, successors, assigns, licensees, grantees and associated, affiliated and subsidiary companies, and Writer agrees that Producer and any subsequent assign may freely assign this agreement and grant its rights hereunder, in whole or in part, to any person, firm or corporation, provided any such assignee shall assume Producer's obligations hereunder.

T. If the compensation provided by this agreement shall exceed the amount permitted by any present or future law or governmental order or regulation, such stated compensation shall be reduced while such limitation is in effect to the amount which is so permitted; and the payment of such reduced compensation shall be deemed to constitute full performance by Producer of its obligations hereunder with respect to compensation for such period.

U. The provisions of this Paragraph U shall apply if the employees under this agreement are a team of writers. The obligations of said employees under this agreement shall be joint and several, and all references in this agreement to the "Writer" shall be deemed to refer to them jointly and severally. The compensation payable to them shall be divided and paid equally, unless otherwise specifically provided above.

V. All of Producer's obligations in this agreement are expressly conditioned upon Writer's completion, to Producer's satisfaction, of the I-9 Form (Employee Eligibility Verification Form), and upon Writer's submission to Producer of original documents satisfactory to Producer to demonstrate Writer's employment eligibility.

                                   EXHIBIT "1"

     I hereby certify that pursuant to an agreement ("Agreement") between BIG DOG ENTERTAINMENT/PRELUDE DEVELOPMENT, INC. ("Producer") and me, I am rendering services to Producer in connection with a proposed theatrical motion picture tentatively entitled "SWASHBUCKLER" ("Picture") and that all such services and the results and proceeds thereof, including, without limitation, all material of whatever kind or nature, including all literary or dramatic material, ideas and/or "gags" (all such material, services, and the results and proceeds thereof being referred to collectively herein as the "Material"), rendered by me pursuant to the Agreement in connection with the Picture were and/or will be solely created by me as a "work-made-for-hire" specially ordered or commissioned by Producer for use as part of the Picture with Producer being deemed the sole author of the Material and the owner of all rights of every kind or nature, whether now known or hereafter devised (including, but not limited to, copyrights and all extensions and renewals of copyrights) in and to the Material, with the right to make all uses of the Material throughout the universe and all changes in the Material as Producer deems necessary or desirable.

     I hereby waive all rights of "Droit Moral" or "Moral Rights of Authors" or any similar rights or principles of law which I may now or later have in the Material. I warrant and represent that I have the right to execute this document and, except to the extent that it is based upon material assigned by Producer to be used as the basis thereof, the Material is or shall be original with me (except material in the public domain), does not and shall not defame or disparage any person or entity or infringe upon or violate the rights of privacy, publicity, or any other rights of any kind or nature whatsoever of any person or entity, and is not the subject of any litigation. I shall indemnify and hold harmless Producer, the corporations comprising Producer, its and their employees, officers, agents, assigns and licensees from and against any and all liabilities, claims, costs, damages or expenses (including reasonable attorneys' fees and court costs, whether or not in connection with litigation) arising out of a breach of the foregoing warranties and representations. I agree to execute any documents and do any other acts as may be required by Producer or its assigns or licensees to further evidence or effectuate Producer's rights as set forth in this Certificate or Authorship or the Agreement. Upon my failure promptly to do so, I hereby appoint Producer as my attorney-in-fact for such purposes (it being acknowledged that such appointment is irrevocable and shall be deemed a power coupled with an interest), with full power of substitution and delegation.

     I agree and acknowledge that (i) my rights and remedies against Producer or any distributor or financier of the Picture shall be limited to an action at law for money damages, and I hereby waive all other rights and remedies which I might have at law or in equity (including without limitation injunctive relief and rescission, cancellation and termination of this Certificate), (ii) Producer shall not be obligated to use my services or the results or proceeds thereof in the Picture or otherwise nor to produce, advertise or distribute the Picture, nor to continue to do any of the foregoing, if commenced, and (iii) this Certificate shall be governed by the internal laws of the State of California applicable to agreements executed and performed entirely therein.

     Producer's rights with respect to the Material and/or my services may be freely assigned and licensed and its rights shall be binding upon me and inure to the benefit of any such assignee and licensee.

     I have caused this document to be executed as of 2/18/99.

STATE OF PA         )
                    ) SS.
COUNTY OF LEHIGH    )

     On February 18, 1999, before, the undersigned, a Notary Public in and for said County and State, personally appeared WARREN B. MURPHY, known to me to be the person who executed the within instrument, and acknowledged to me that he executed same.

                                        /s/ Natalie Williams

                                        Notary Public in and for said County and State

-------------------------------
        Notarial Seal
Natalie Williams, Notary Public

  Allentown, Lehigh County
My Commission Expires Oct. 17, 2002
-------------------------------
Members, Pennsylvania Association of Notaries

                         Big Dog Entertainment/Prelude Development, Inc. 304 Park Av. South, 11th Fl.
                         New York, New York 10010

                    As of _________________

____________________________
____________________________
____________________________
____________________________
Attention:__________________

Gentlemen:

This will confirm our understanding and agreement as follows:

     1. You warrant and represent that you have a valid and presently existing written Employment Agreement with _____________ ("Employee") giving you the exclusive right to lend Employee's services to us under all the terms and conditions hereof, and that Employee is free to render such services.

     2. You hereby loan to us the exclusive services of Employee upon all the terms, conditions and provisions in that certain Agreement attached hereto and by this reference made a part hereof (the "Agreement"). References to "you"," "_____________" and/or "Writer" in the Agreement shall be deemed to be references to you and/or Employee, as the case may be.

     3. Notwithstanding anything to the contrary contained in the Agreement, we shall pay directly to you all of the compensation that would have been payable to Employee had he rendered services directly for us, and we shall not be obligated to make any such payments of any nature whatsoever to Employee. In no event shall your failure to pay any amount to Employee be deemed to constitute a breach of this Agreement or the Agreement by us.

In addition to the compensation set forth in the Agreement, we shall pay directly to the Writers Guild any pension, health or welfare payments, excluding any Employee contributions, which are required to be paid pursuant to the Writers Guild Agreement as a result of Employee's services in connection with the Agreement; provided, however, that the amount which we shall be required to pay to the Writers Guild shall in no event exceed the amount which we would have been obligated to pay to Employee under the Agreement if such services were rendered directly by Employee to us.

     4. Notwithstanding anything to the contrary contained in this agreement or in the Agreement, you agree to pay to Employee at least the minimum compensation required by the current Guild Agreement covering persons rendering services of the type to be rendered by Employee under the Agreement for all services performed by Employee hereunder. You warrant and represent that Employee is currently a member of the Writers Guild and will remain a member of such Guild during the term of this agreement.

     5. You warrant and represent that Employee is a resident of the State of __________ and in the event Employee shall change his residence at any time to a place outside of the State of ___________, you shall immediately notify us thereof You further warrant and represent that you are a corporation in good standing duly organized under the laws of the State of ___________.

     6. You further acknowledge and agree that the foregoing representations, warranties and agreements will be relied upon by us for the purpose of determining whether or not it is necessary to make withholdings and deductions from monies being paid to you hereunder, and you agree that if the proper withholdings and deductions are not made from the payments to you hereunder, and it is thereafter determined that withholdings and deductions were legally required, you will indemnify us against all loss, cost, liability, damages, expenses and fees (including attorneys' fees) relating thereto.

     7. You hereby agree and acknowledge that:

          a. Notwithstanding that you are furnishing Employee's services to us hereunder (as distinguished from the employment of Employee by us), for the purposes of any applicable Workers' Compensation statute, an employment relationship exists between us and Employee, we being Employee's special employer hereunder and you being Employee's general employer (as the terms
"special employer" and "general employer" are understood for purposes of Workers' Compensation statutes);

          b. As between you and us, we shall have the exclusive right to direct and control the performance of Employee's services hereunder, including, without limitation, the manner and means by which Employee will perform such services;

          c. For purposes of any applicable Workers' Compensation statute, we are the special employer of each other person (hereinafter "other special employee") whose services are furnished to us by any corporation or other entity under an agreement pursuant to which we have the right to direct and control the performance of such other special employee's services;

          d. For purposes of determining the rights and remedies, if any, of you, Employee and/or Employee's heirs, executors, administrators, successors and assigns, by reason of any injury or illness which falls within the purview of a Workers' Compensation statute and which is sustained by Employee during the period of Employee's services hereunder and/or any disability or death suffered by Employee as a result of such an injury or illness, the following shall apply:

          i. The rights and remedies, if any, of Employee and/or Employee's heirs, executors, administrators, successors and assigns against us and/or our agents and/or employees (including, without limitation, any other special employee) by reason of such injury, illness, disability or death shall be governed by and limited to those provided under such Workers' Compensation statute;

          ii. Neither we nor our agents or employees shall have any obligation or liability to you by reason of any such injury, illness, disability or death;

          iii. Neither you nor Employee, nor any of Employee's heirs, executors, administrators, successors or assigns, shall assert any claim or bring any action by reason of such injury, illness, disability or death against any corporation or other entity which furnishes to us the services of any other special employee;

          iv. You shall indemnify, defend (with counsel acceptable to us) and hold us and our agents and employees harmless from any loss, cost, liability or expense arising from any claim asserted and/or action brought by Employee or any other party (whether against you, us, our agents and/or employees, including, without limitation, any other special employee, and/or any corporation or other entity which furnishes to us the services of any other special employee) by reason of any such injury, illness, disability or death other than any claim or action permitted under such Workers' Compensation statute; and

     e. If the applicability of any Workers' Compensation statute to the engagement of Employee's services hereunder is dependent upon (or may be affected by) an election on the part of you, Employee and/or us, such election is hereby made.

Nothing contained in this Paragraph 7 shall be deemed to waive the provisions of
Section 3601 of the Labor Code of the State of California and where references in this Paragraph 7 are made to Workers' Compensation Statues, it shall be deemed to include said Section 3601. It is the express intention of the parties hereto (including Employee) that the rights and obligations of you, Employee and us, respectively, shall be the same as, and neither greater nor less than, those which would be obtained had Employee's services hereunder been performed by Employee as our direct employee.

Kindly sign this agreement in the space provided below to confirm your understanding of our agreement.

Very truly yours,

BIG DOG ENTERTAINMENT/PRELUDE DEVELOPMENT, INC.


By: ______________________________
Its: ______________________________


AGREED TO AND ACCEPTED:

By: /s/

Federal ID. #: 13-3615061
Social Security #: ###-##-####

                                INDUCEMENT LETTER
                                -----------------

The undersigned hereby acknowledges that he is aware of all of the terms and conditions set forth above and in the Agreement which is attached hereto whereby ________________________, INC. ("Lender") has loaned to BIG DOG
ENTERTAINMENT/PRELUDE DEVLOPMENT, INC. ("Producer") the services of the undersigned as a writer of the theatrical motion picture which is presently identified as the "SWASHBUCKLER". In consideration of Producer's execution and delivery of the foregoing agreement, the undersigned hereby agrees to render for Producer all of the services provided for in the Agreement, and further agrees that if there is any inconsistency between the terms and conditions of the Agreement and the terms and conditions contained in the Employment Agreement between the undersigned and Producer, the terms and conditions of the Agreement shall prevail. The undersigned further agrees that no payments whatsoever shall be paid by Producer to the undersigned, all such payments being made directly to Lender. The undersigned further agrees that in the event of a breach or threatened breach by Producer or the undersigned of the Agreement, Producer shall be entitled to legal and equitable relief by way of injunction or otherwise and shall have available to it all of the rights and remedies set forth in the Agreement against Producer or against the undersigned or against both of them, in its discretion, in any event without the necessity of first resorting to or exhausting any rights or remedies against Producer. All of the foregoing is to the same extent and with the same force and effect as if the undersigned were a direct party to the Agreement in the first instance, and as if in the Agreement the undersigned personally had agreed to render services to Producer provided to be rendered by the undersigned and to be bound by and duly to perform and observe each and all of the terms and conditions of the Agreement.

DATED: As of 2/18/99.

                                        /s/
                                           -----------------------